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Exhibit 8

LIST OF SUBSIDIARIES OF CONCORDIA BUS AB (publ)

        The following companies are subsidiaries of Concordia Bus AB (publ) as of February 28, 2003.

Name of Subsidiary	Incorporated in
Operating company
Concordia Bus Nordic AB	Sweden
Interbus Göteborg AB	Sweden
Swebus AB	Sweden
Swebus BusCo AB	Sweden
Swebus Express AB	Sweden
Foreign subsidiary
Concordia Bus Finland Oy AB	Finland
Ingeniør M.O. Schøyens Bilcentraler A/S	Norway
Real estate companies
Swebus Fastigheter AB	Sweden
Subsidiaries to Swebus Fastigheter AB:
Alpus AB	Sweden
Malmfältens Omnibus AB	Sweden
Enköping-Bålsta Fastighets AB	Sweden
Dormant companies
Arlanda buss AB	Sweden
Billingens Trafik AB	Sweden
Enköping-Bålsta Trafik AB	Sweden
Gävle Trafik AB	Sweden
Hälsinge Wasatrafik AB	Sweden
AB Härnösandsbuss	Sweden
AB Interbus Finans	Sweden
Karlstadsbuss AB	Sweden
AB Kristinehamns Omnibusstrafik	Sweden
Saltsjöbuss AB	Sweden
Swebus Service AB	Sweden
Swebus Västerås AB	Sweden
Tumlare Buss AB	Sweden
Wasabuss AB	Sweden
Wasatrafik AB	Sweden
AS Concordia Bus Baltic Holding	Estonia

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  LIST OF SUBSIDIARIES OF CONCORDIA BUS AB (publ)